Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sixth Amended and Restated 2005 Stock Option and Incentive Plan of SL Green Realty Corp. of our report dated February 23, 2024, with respect to the consolidated financial statements of SL Green Operating Partnership, L.P. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 20, 2025